REA Project Designation:

                           TENNESSEE 521-E DEKALB






                                 AMENDMENT

                        Dated as of November 15, 1957

                                    to

                          TELEPHONE LOAN CONTRACT

                   Dated as of October 15, 1951, as amended,

                                  between


                        DEKALB TELEPHONE COOPERATIVE

                                    and

                          UNITED STATES OF AMERICA






                  UNITED STATES DEPARTMENT OF AGRICULTURE
                    RURAL ELECTRIFICATION ADMINISTRATION



No.2
   -------

         AGREEMENT, made as of November 15, 1957, pursuant to the Rural Electrification Act of 1936, as amended (7 U.S.C. 901 et seq.) between DEKALB TELEPHONE COOPERATIVE (hereinafter called the "Borrower"), a corporation existing under the laws of the State of Tennessee, and UNITED STATES OF AMERICA (hereinafter called the "Government"), acting through the Administrator of the Rural Electrification Administration.

     WHEREAS, the Government and the Borrower have entered into a certain telephone loan contract, dated as of October 15, 1951, and three certain amendments thereto, dated, respectively, as of March 9, 1953, as of February 15, 1954, and as of November 15, 1954 (said telephone loan contract, as so amended, being hereinafter called the "Loan Contract"), providing for the lending by the Government and the borrowing by the Borrower of an amount not in excess of $919,000, to finance, partially, the construction and operation of a telephone system to bring telephone service to approximately 1,961 subscribers, and intend by this agreement to amend the Loan Contract by increasing the aggregate amount of the loans therein provided for by an amount not in excess of $1,261,000, by increasing the number of subscribers to be served by approximately 1,870 additional subscribers, and in certain other respects;

     NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Government and the Borrower agree as follows:

     SECTION 1. Section 1.1 of article I of the Loan Contract is amended to read as follows:

         SECTION 1.1. Amount and Purpose. For the purpose of furnishing telephone service in rural areas, the Government shall lend and the Borrower shall borrow an amount not in excess of $2,180,000 which, together with the sum of $57,983 to be deposited by the Borrower in the "Special Construction Account" hereinafter defined and provided for in section 2.4, shall be used to finance, pursuant to the provisions of the Act, the acquisition, construction and operation of telephone lines and facilities (hereinafter called the "Project") to serve approximately 3,831 subscribers and to be located in the Counties of Cannon, DeKalb, Rutherford, Smith and Wilson, and in counties contiguous thereto, all in the State of Tennessee.

     SEC. 2. Section 2.1 of article II of the Loan Contract is amended by adding thereto two new subsections lettered and reading as follows:

                 (E) Prerequisites to Advances on Account of Additional Loan of $1,261,000. Notwithstanding
         anything in this agreement, the Government shall be under no obligation to advance any portion of the increase of $1,261,000 in the amount of the Loan provided for in the agreement, dated as November 15, 1957, made by and between the Borrower and the Government (said increase in the amount of the loan being hereinafter called the "E Loan") unless and until the Borrower shall have submitted evidence, satisfactory to the Administrator, that it has:

         (1) obtained all franchises required by law from any municipality or municipalities in which the Project is or will be located;

         (2) executed, recorded and indexed a supplemental mortgage, in form and substance satisfactory to the Administrator, providing for revised dividend and managerial controls;

         (3) obtained signed applications for service, or has existing subscribers on facilities to be acquired in a total number equal to 70% of the subscribers to be served as a result of the E Loan, and has collected at least $10 from each unserved person who has signed an application for service;

         (4) obtained commitments covering all toll traffic, operator assistance, and extended area services to be provided by, or for, connecting or other companies, as may be necessary for the proper operation of the Project;

         (5) adopted schedules of rates for the furnishing of dial service in the Milton, Morans and Woodbury exchanges, satisfactory to the Administrator;

         (6) obtained, through the use of its general funds in the amount of $2,000 and a note in the amount of $7,000, good and sufficient title to the existing telephone facilities (excluding real estate) owned by Ira L. Knight doing business as the Milton Telephone Company, located at and in the vicinity of Milton, Tennessee; and

         (7) obtained binding sales agreements for the acquisition by the Borrower of: (1) all telephone lines and facilities (excluding real estate) owned or operated by (a) J.A. Jones doing business as the Norene Telephone Company, located at, and in the vicinity of Norene, Tennessee, (b) W.R. Ingram doing business as the Statesville Telephone Company, located at, and in the vicinity of Statesville, Tennessee; and (c) Home Telephone Company of Readyville, located at and in the vicinity of Readyville, Tennessee; and (2) all telephone lines and facilities (including real estate) owned or operated by the Home Telephone Company of Woodbury, located at, and in the vicinity of Woodbury, Tennessee.

The first advance of funds on account of the E loan, in the amount of approximately $68,200, shall be made by the Government (upon compliance by the Borrower with all conditions of this agreement precedent to the advance of E Loan funds) only for the purpose of enabling the Borrower (with the use of its general funds in the amount $300 to supplement such first advance) to consummate the acquisitions of the telephone lines and facilities described in subsection (E)(7) of this section 2.1, to pay and discharge the note in the principal amount of $7,000 described in subsection (E)(6) of this section 2.1, and to reimburse the Borrower's general funds in the amount of $2,000, plus an amount of E Loan funds to be approved by the Administrator for the purpose of paying for pre-loan engineering services. The Government shall be under no obligation to make any further advances on account of the E Loan until the Borrower shall have submitted evidence, satisfactory in form and substance to the Administrator, that such acquisitions have been duly consummated in accordance with the terms and conditions of the sales agreements previously approved by the Administrator, that the $7,000 obligation mentioned in subsection (E)(6) above has been paid, and that the Mortgage and supplemental mortgage constitute the first and only lien against the Project.

         (F) Prerequisites to Advances for Certain Toll Facilities. No loan funds shall be advanced for the construction and operation by the Borrower of toll facilities within the Woodbury exchange area until the Borrower has submitted, in form and substance satisfactory to the Administrator, evidence of satisfactory toll arrangements with the Southern Bell Telephone and Telegraph Company, and evidence that no duplication of toll facilities will result from the use of loan funds for that purpose.

     SEC. 3. Section 4.19 of article IV (originally 4.20) of the Loan Contract is amended to read as follows:

         SEC. 4.19.  Supervisor:  Appointment and
  Powers. If the construction of the Project or any section or sections thereof, shall not proceed in accordance with the terms hereof, or if default shall be made in the payment of any installment of or on account of interest on or principal of any Note when and as the same shall be required to be made and such default shall continue for thirty (30) days, the Administrator may appoint a supervisor (hereinafter called the "Supervisor") for the

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  Project or such section or sections thereof as the Administrator shall designate, as the representative of the Government and notify the Borrower of such appointment and the duration thereof. The Supervisor shall take such steps as he deems necessary to assure construction or operation of the Project in accordance with the terms hereof, or such portion or portions thereof as may be designated by the Administrator, or to assure performance of any other obligations of the Borrower pursuant to the provisions of this agreement or of the Notes, and shall have power to operate the Project and other property of the Borrower necessary to the operation of the Project, and do all things reasonably incident to the exercise of the powers herein granted, including, without limitation, directing the conservation of any funds of the Borrower, the collection of all debts due it, the payment of all expenses of the Borrower from any of its funds, the termination of the employment of such employees of the Borrower as he shall determine upon and the employment of such persons, on such terms and conditions as he may designate, as he shall deem necessary to assist him in carrying out his functions. The salaries, fees, disbursements and the expenses of the Supervisor and of any employee appointed by him shall be paid by the Borrower, provided, however, that the salaries, fees, disbursements and expenses of any Supervisor who shall be an employee of the Government and of any assistants who shall be employees of the Government, shall not be payable by the Borrower unless and to the extent that the Administrator, upon written notification to the Borrower, shall so require. So long as the appointment of the Supervisor shall be in effect, all checks, drafts, and orders drawn on any bank account maintained by the Borrower shall be countersigned by the Supervisor, except that, if the proper officers or employees of the Borrower shall refuse to sign any such check, draft or order, the Supervisor shall have full power and authority to sign such check, draft or order for the Borrower without the requirement of any other signature thereon, if such check, draft or order is required to carry out the obligations of the Borrower hereunder. The Borrower hereby constitutes the Administrator its agent for the purpose of notifying any bank in which any account of the Borrower shall be maintained of the appointment of a Supervisor and of the provisions hereunder with respect thereto, and agrees that such notice shall include a direction to any such bank with respect to the signing or countersigning of the checks, drafts or orders drawn on any such account as in this section provided. The Borrower shall comply with all reasonable instructions of the Supervisor incident to carrying out the obligations of the Borrower hereunder or the performance of the functions of the Supervisor.

     SEC. 4. This agreement may be simultaneously executed and delivered in two or more counterparts, each of which so executed and delivered shall be deemed to be an original, and all shall constitute but one and the same instrument.

     IN WITNESS WHEREOF the Borrower has caused this Agreement to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, and the Government has caused this agreement to be duly executed, all as of the day and year first above written.

                                        DEKALB TELEPHONE COOPERATIVE

                                        by:  /s/ James E. Simpson

                                             President

(Seal)
Attest:  /s/ James Bass
         Secretary

                                         UNITED STATES OF AMERICA

                                         by:  /s/

                                                   Administrator
                                                         of
                                         Rural Electrification Administration


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